EXHIBIT 10.1

THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND MAY NOT BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY (A) WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER, OR AN EXEMPTION FROM, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, OR (B) IN CANADA OR TO RESIDENTS OF CANADA EXCEPT PURSUANT TO PROSPECTUS EXEMPTIONS UNDER THE APPLICABLE PROVINCIAL SECURITIES LAWS AND REGULATIONS OR PURSUANT TO AN EXEMPTION ORDER MADE BY THE APPROPRIATE PROVINCIAL SECURITIES REGULATOR.

This Subscription Agreement (this “Agreement”) is entered into by and between Janus Resources, Inc., a corporation organized under the laws of Nevada (the “Company”) and Kalen Capital Corporation, a corporation organized under the laws of the Province of Alberta, Canada (the “Subscriber”).

R E C I T A L S

WHEREAS, the Company desires to sell to the Subscriber and the Subscriber desires to purchase from the Company an aggregate of THREE MILLION FIVE HUNDRED THOUSAND (3,500,000) units (each, a “Unit”) of the Company’s equity securities (the “Subscribed for Units”), at a purchase price of FORTY-THREE CENTS ($0.43) per Unit for ONE MILLION FIVE HUNDRED AND FIVE THOUSAND DOLLARS ($1,505,000) in the aggregate (the “Subscription Amount”);

WHEREAS, each Unit shall consist of: (a) one share of common stock, par value $0.00001 (the “Common Stock”), (b) one Series A Stock Purchase Warrant (the “Series B Warrants”) and (c) one Series B Stock Purchase Warrant (the “Series C Warrants”) (the Units, Series B Warrants, the Series C Warrants and the Common Stock issuable upon exercise thereof may collectively be referred to as the “Securities”);

WHEREAS, each Series A Warrant shall be exercisable for one share of Common Stock for a period of five (5) years from the Closing Date at a price of $0.43 per share if the Subscriber exercises the Series B Warrants within eighteen (18) months from the Closing Date, or $0.46 if exercised any time after eighteen (18) months from the Closing Date and prior to expiration of the Series B Warrant; and

WHEREAS, each Series B Warrant shall be exercisable for one share of Common Stock for a period of five (5) years from the Closing Date at a price of $0.43 per share if the Subscriber exercises the Series C Warrants within eighteen (18) months from the Closing Date, or $0.49 if exercised any time after eighteen (18) months from the Closing Date and prior to expiration of the Series C Warrant (each of the Series B Warrants and Series C Warrants shall include a provision allowing the holder to exercise on a cashless basis as set forth therein).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1.           Subscription for Shares; Subscription Procedures; Closing.

1.1           Subscription. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company the Subscribed for Units and simultaneously with the Subscriber’s execution and delivery of this Agreement, herewith has transmitted the Subscription Amount by wire transfer, in accordance with the written instructions provided by the Company to the Subscriber.

1.2           Subscription Procedure. To complete a subscription for the shares, the Subscriber must fully comply with the subscription procedure provided in this Section 1.2 and Section 1.3 below, on or before the Closing Date, as defined below:

(a)           Subscription Agreement. On or before the Closing Date, the Subscriber shall review, complete and execute the Signature Page to this Agreement, and shall return this Agreement, as executed, to the Company 430 Park Avenue, Suite 702, New York, New York 10022. Executed documents may be delivered by email, provided that the Subscriber delivers the original copies of the documents as soon as practicable thereafter.

(b)           Subscription Amount. Simultaneously with the delivery of this Agreement, as provided herein, the Subscriber shall deliver the Subscription Amount to the Company as set forth in Section 1.1 above.

1.3           Closings; Closing Date.

(a)           Date and Place of Closing. The consummation of the transactions contemplated herein shall take place at the offices of the Company, upon the satisfaction or waiver of all conditions to closing set forth in Sections 4 and 5 hereof (the “Closing Conditions”) prior to the Offering Termination Date, as defined below (the “Closing Date”).

(b)           Subscriber’s Closing Deliveries. At the Closing, the Subscriber shall have delivered to the Company an executed copy of each of: (i) this Agreement (including Appendix A hereto); (ii) the Subscription Amount; (iii) the Lock-Up Agreement, substantially in the form of Exhibit A attached hereto (the “Lock-Up Agreement”); and (iv) the Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form of Exhibit B attached hereto.

(c)           Company’s Closing Deliveries. At the Closing, the Company shall have delivered to the Subscriber (i) a duly countersigned copy of this Agreement; (ii) the certificate(s) representing the Common Stock underlying the Subscribed for Units; (iii) the Series B Warrants executed by the Company; (iv) the Series C Warrants executed by the Company; (v) a duly countersigned copy of the Lock-Up Agreement; and (vi) a duly countersigned copy of the Registration Rights Agreement.

1.5           Termination. If the Closing has not occurred on or before November 29, 2013, this Agreement shall terminate and be of no further force or effect (the “Offering Termination Date”).

2.           Subscriber’s Representations and Warranties. Subscriber hereby represents and warrants to, and agrees with, the Company that:

2.1           Authorization; Power and Enforceability.

Subscriber hereby represents, warrants and acknowledges to and agrees with the Company that:

(a)           US Person. Subscriber is not a US Person as that term is defined in Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”).

(b)           No Registration. Subscriber understands and agrees that none of the Subscribed for Units have been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and, unless so registered, may not be offered or sold in the United States or to an US Person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act.

(c)           Reliance Solely on Company Representations Herein. The decision to execute this Agreement and purchase the shares agreed to be purchased hereunder has not been based upon any oral or written representation (except as specifically set forth herein) as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of the Company’s filings with the SEC available on the SEC’s website at www.sec.gov and such other information provided to Subscriber pursuant to this Agreement (the “Company Information”).

(d)           Company Information. Subscriber hereby acknowledges and hereby represents that the Subscriber has been furnished by the Company or has had access to, during the course of the Offering, with all Company Information, the terms and conditions of the Offering and any additional information that the Subscriber, its purchaser representative, attorney and/or accountant has requested or desired to know, and has been afforded the opportunity to ask question of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

(e)           Books and Records. The books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Subscribers during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by the Subscriber, the Subscriber’s attorney and/or advisor(s).

(f)           Consultation With Its Own Advisors. Subscriber has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

(g)           No Exchange Listing. None of the Securities are listed on any stock exchange and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or, if currently quoted on an automated dealer quotation system, will remain quoted on such system. Subscriber acknowledges there is currently no active market for the Securities and the Company makes no representation that an active market for the Securities will ever exist.

(h)           Own Account. Subscriber is acquiring the shares purchased pursuant to this Agreements as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such shares; if it is acquiring the shares as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of such account.

(i)           Unavailability of Certain Remedies. Subscriber is acquiring the Securities purchased pursuant to this Agreements pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation in all jurisdictions relevant to this Agreement, and, as a consequence, the Subscriber will not be entitled to use most of the civil remedies available under applicable securities legislation and the Subscriber will not receive information that would otherwise be required to be provided to the Subscriber pursuant to applicable securities legislation.

(j)           Start-up Phase. Subscriber has been advised that the business of the Company is in a start-up phase and acknowledges that there is no assurance that the Company will raise sufficient funds to adequately capitalize the business or that the business will be profitable in the future.

(k)           No Governmental Review. Subscriber acknowledges and understands that no United States federal or state agency, including the SEC has passed on or made recommendations or endorsement of the Subscribed for Units or the suitability of the investment contemplated hereby; nor, have such authorities passed upon or endorsed the merits of the offering of the Subscribed for Units. There is no government or other insurance covering any part of the Units.

(l)           Risk Acknowledgement. Subscriber recognizes that the purchase of the Subscribed for Units involves a high degree of risk including, without limitation, the following: (1) the Company is a development stage business with limited operating history and requires and will require substantial funds in addition to the proceeds of the Offering; (2) the purchase of the Subscribed for Units is highly speculative, and only investors who can afford the loss of their entire investment should consider purchasing the Subscribed for Units; (3) Subscriber may not be able to ever liquidate its investment in the Subscribed for Units; (4) transferability of the Subscribed for Units is limited; and (5) the Company has not paid a dividend on its capital stock since inception and does not anticipate paying any dividends in the foreseeable future.

(m)           Communication of Offer. The offer to sell the Subscribed for Units was directly communicated to Subscriber by the Company. Subscriber represents that no Subscribed for Units were offered or sold to it by means of any form of general solicitation or general advertising and that at no time was Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(n)           Authorization; Enforceability. Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

The execution, delivery and performance by Subscriber of the transactions contemplated by this Agreement have been duly authorized by any necessary corporate or similar action on the part of such Subscriber. This Agreement has been duly executed by Subscriber, and when delivered by Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of Subscriber, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(o)           No Conflicts. The entering into of this Agreement and the consummation of the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

(p)           No Consents. Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(q)           Experience of the Subscriber. Subscriber, its advisors (who are not compensated by or affiliated with the Company, directly or indirectly), if any, and designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of the Subscribed for Units and the tax consequences of the investment, and have the ability to bear the economic risks of the investment and protect the Subscriber’s interests in connection with the transaction contemplated hereby.

(r)           Ability to Bear the Economic Risk. Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Units for an indefinite period of time.

(s)           Acknowledgement of and Consent to Restrictive Legend. Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing the Units and shares issuable pursuant to the Units will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(t)           Regulation S Compliance. Subscriber further represents and warrants to the Company that:

(i)           it is acquiring the Units in an offshore transaction pursuant to Regulation S and the Subscriber was outside the United States when receiving and executing this Agreement;

(ii)           Subscriber has not acquired the Units as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of the Units which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Subscribed for Units; provided, however, that the Subscriber may sell or otherwise dispose of the Securities pursuant to registration of the Securities under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(iii)           during the six month distribution compliance period set forth in Regulation S (the “Distribution Compliance Period”), the Subscriber understands and agrees that offers and sales of any of the Securities shall only be made pursuant to an effective registration statement as to such Securities or in compliance with the safe harbor provisions set forth in Regulation S (which the purchaser of the Securities (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the 1933Act); following the Distribution Compliance Period offers and sales of the Securities may be effected by the Subscriber solely pursuant to an effective registration statement as to such Securities or an exemption from the registration requirements of the 1933 Act, and in each case only in accordance with all other applicable securities laws;

(iv)           Subscriber understands and agrees not to engage in any hedging transactions involving the Securities; and

(v)           Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Subscriber’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction of residency as set forth on the signature page hereto.

(u)           Address. Subscriber represents that the address of the Subscriber furnished by the Subscriber on the signature page hereof is the Subscriber’s principal business address.

(v)           Other Offerings. Subscriber acknowledges that the Company will, from time to time, offer and sell additional shares of Common Stock and/or securities convertible into common stock on such terms and conditions as its Board of Directors, in its sole discretion, may determine. The terms and conditions of the offer and sale of any such additional shares of Common Stock may be different from and on terms better than the terms of this Offering and may result in substantial dilution to the existing shareholders.

(w)          Reliance. Subscriber understands and acknowledges that (i) the Subscribed for Units are being offered and sold to the Subscriber without registration under the 1933 Act in a private placement that is intended to be exempt from the registration provisions of the 1933 Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon, the accuracy and truthfulness of, the foregoing representations and warranties and the Subscriber hereby consents to such reliance. The Subscriber agrees that the representations, warranties and covenants of the Subscriber contained herein (or in any representation letter or questionnaire executed and delivered by the Subscriber pursuant to the provisions hereof) shall be true and correct both as of the execution of this Agreement and as of the Closing Date, and shall survive the completion of the distribution of the Subscribed for Units. The Subscriber hereby agrees to notify the Company immediately of any change in any representation, warranty, covenant or other information relating to the Subscriber contained in this Agreement, or any exhibit hereto, which takes place prior to Closing.

(x)           Correctness of Representations. Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(y)           Brokers, Finders and Financial Advisors. No broker, finder or financial advisor has acted for Subscriber in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Subscriber.

(z)           Use of Proceeds. Subscriber acknowledges that the Company intends to use the net proceeds of the Subscription Amount for general working capital and the Company has not made any representations to allocate any portion of the Subscription Amount for any specific purpose.

3.           The Company’s Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

3.1           Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.

3.2           Authority; Enforceability. This Agreement and any other agreements delivered together herewith or therewith or in connection herewith or therewith (collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

3.3           Capitalization and Additional Issuances. The Company is authorized to issue up to 200,000,000 shares of common stock having a par value of $0.00001 per share of which 63,075,122 shares are issued and outstanding as of November 25, 2013; and 10,000,000 shares of preferred stock having a par value of $0.0001 are authorized, of which none (0) are issued outstanding. All issued and outstanding shares of capital stock and other equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable. As of November 25, 2013, there are stock options to purchase up to 40,000 shares of Common Stock at an exercise price of $0.65 per share issued to our directors, of which 20,000 are vested. In addition to the Series B Warrants and Series C Warrants included as part of the Units and the stock options disclosed herein, there is a Series A Common Stock Purchase Warrant allowing the holder thereof to purchase up to 1,200,000 shares of Common Stock at an exercise price of $0.35 per share through July 11, 2019. There are no other warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of Common Stock or other equity interest of the Company. There are no outstanding agreements or preemptive or similar rights affecting the Company’s common stock.

3.4          Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority, is required by the Company or any Affiliate of the Company in connection with the consummation of the transactions contemplated by this Agreement, except as may be required in connection with filings pursuant to Regulation S, or which otherwise would not have a Material Adverse Effect or the consummation of any of the other agreements, covenants or commitments of the Company or any Subsidiary contemplated hereby. Any such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

3.5          No Violation or Conflict. If the representations and warranties of the Subscriber in Section 2 herein are true and correct, then neither the issuance nor the sale of the Units nor the performance of the Company’s obligations under this Agreement by the Company will:

(a)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(b)           result in the creation or imposition of any lien, charge or encumbrance upon the Subscribed for Units or any of the assets of the Company or any of its Affiliates except in favor of the Subscriber as described herein; or

(c)           result in the triggering of any piggy-back or other registration rights of any Person or entity holding securities of the Company or having the right to receive securities of the Company.

3.6          The Common Stock. The Common Stock, including the Common Stock issuable upon exercise of each of the Series A Warrants and Series B Warrants in accordance with the terms thereof, upon issuance:

(a)           have been, or will be, duly and validly authorized and validly issued, and non-assessable;

(b)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and

(c)           will not subject the holders thereof to personal liability by reason of being such holders.

3.7          Litigation. There is no litigation, arbitration, mediation, action, suit, claim, proceeding or investigation, whether legal or administrative, pending against the Company or any of its Subsidiaries or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties or operations, at applicable law or in equity, before or by any governmental authority or any order of any governmental authority that, individually or in the aggregate, has had or caused or would reasonably be expected to have or cause a material adverse effect on the Company’s operations.

3.8          No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act. No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. Neither the Company nor any of its Affiliates will take any action or steps that would cause the offer or issuance of the shares to be integrated with other offerings which would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder. The Company will not conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the shares that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

3.9          No General Solicitation. Neither the Company, nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the shares.

3.10        Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

4.           Subscriber’s Conditions of Closing. The Subscriber’s obligation to purchase the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 4.

4.1          Representations, Warranties and Covenants. The representations, warranties and covenants of the Company set forth in Section 3 hereof shall be true in all material respects on and as of the Closing Date.

4.2          Closing Deliveries. The conditions in Section 1.3(d) hereof shall have been satisfied or waived in writing by the Subscriber.

4.3          Company’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Subscriber.

4.4          No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.           Company’s Conditions of Closing. Subject to the Company’s rights in Section 1.4 and elsewhere in this Agreement, the Company’s obligation to sell the Subscribed for Units is subject to the satisfaction or waiver, on or before the Closing Date, of the conditions contained in this Section 5.

5.1          Representations, Warranties and Covenants. The representations, warranties and covenants of the Subscriber set forth in Section 2 hereof shall be true in all material respects on and as of the Closing Date.

5.2          Closing Deliveries. The conditions in Section 1.3(c) hereof shall have been satisfied or waived in writing by the Company.

5.3          Subscriber’s Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscriber on or prior to the date of such Closing shall have been performed, complied with in all material respects, or waived in writing by the Company.

5.4          No Adverse Action or Decision. There shall be no action, suit, investigation or proceeding pending, or to the Company’s knowledge, threatened, against or affecting the Company or any of its properties or rights, or any of its affiliates, associates, officers or directors, before any court, arbitrator, or administrative or governmental body that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise adversely affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transaction or seeks to recover damages or to obtain other relief in connection with any such transaction.

5.5          Return of Subscription Amount. If the Closing Conditions have not been satisfied on or prior to the Offering Termination Date, the Company will return the Subscription Amount to the Subscriber.

6.           Miscellaneous.

6.1          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(i) if to the Company, to:

Janus Resources, Inc.
430 Park Avenue
Suite 702;
New York, New York 10022
Attention: President & CEO

With a copy (which copy shall not constitute notice) to:

Sierchio & Company, LLP
430 Park Avenue
Suite 702
New York, New York 10022
Attention: Joseph Sierchio

and (ii) if to the Subscriber, to the addresses indicated on the signature page hereto.

6.2          Entire Agreement; Assignment. This Agreement and other Transaction Documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof. Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscriber. The Subscriber may not assign this Agreement without the prior written consent of the Company.

6.3          Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control Persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of (i) any sale or distribution of the Subscribed for Units by the Subscriber in violation of the 1933 Act or any applicable state securities or “Blue Sky” laws or (ii) any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein, in any Transaction Document, or in any other document delivered in connection with this Agreement or any Transaction Document.

6.4          Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.5          Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The terms “business days” and “trading days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City. Any deadline that falls on a non-business day in any of the Transaction Documents shall be automatically extended to the next business day and interest, if any, shall be calculated and payable through such extended period.

6.6          Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.

6.7          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

6.8          Successor Laws. References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of common stock not subject to volume restrictions and after a six month holding period.

6.9          Irrevocability; Binding Effect. The Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, except as required by applicable law, and that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one Person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such Person and such Person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.10        Modification. Except as otherwise expressly provided herein, any term of this Agreement may be amended and observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and in writing.

6.11           Fees. Unless otherwise specifically provided, each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

6.12           Survival of Representations. All representations, warranties and agreements contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.13           Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information of the Company.

6.14           Binding Obligation. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the shares as herein provide, subject, however to the right reserved by the Company to enter into the same agreement with or other subscribers and to add an/or remove other Persons as subscribers.

6.15           Further Assurances. The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.16           No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any Person or entity not a party to this Agreement.

6.17           Reference and Effective Date. The reference and effective date of this Agreement shall be the date on which this Agreement is signed by the Company, regardless of the date on which it is signed by the Subscriber.

6.18           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

[COMPANY’S SIGNATURE PAGE FOLLOWS]

COMPANY SIGNATURE PAGE

IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement.

Dated: November 29, 2013

Janus Resources, Inc.

By:         /s/ Joseph Sierchio
Name:    Joseph Sierchio
Title:      Acting Interim President and Chief Executive Officer

[SUBSCRIBER’S SIGNATURE PAGE FOLLOWS]

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the Subscriber hereby executes this Subscription Agreement as of the 29th day of November, 2013.

Kalen Capital Corporation

By:         /s/ Harmel S. Rayat
Name:    Harmel S. Rayat
Title:      President